Exhibit 99.1

DIRTT Releases Q1 2022 Financial Results

CALGARY, Alberta, May 4, 2022 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (Nasdaq: DRTT, TSX: DRT), a global leader in industrialized construction that empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments, today announced its financial results for the three months ended March 31, 2022. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

First Quarter 2022

•	Revenue of $38.3 million

•	Gross profit margin of 8.6%

•	Adjusted Gross Profit Margin[1] of 17.7%

•	Net loss of $23.0 million

•	Net loss margin of (60.2%)

•	Adjusted EBITDA[1] of ($12.0) million

•	Adjusted EBITDA Margin[1] of (31.2%)

•	Unrestricted cash balance of $38.9 million

Note: (1) See “Non-GAAP Financial Measures”

Management Commentary

“First quarter revenue was at the low end of our estimates but was an increase of 30% over the same period in 2021 and we believe mark a shift in activity levels as the pandemic moves to endemic with the easing of health restrictions across North America,” said Geoff Krause, CFO and co-interim CEO. “While the beginning of the year temporarily sent many employees back to their home offices and delayed return dates, we experienced a strong uptick in activity that began to translate into orders in March. Approximately 46% of our first quarter revenues were generated in March and we have seen improved sales activity continue into the second quarter. March marked the highest revenue month since October of 2020 and the second highest revenue month since the beginning of the pandemic. Our twelve-month forward pipeline, including leads, increased by 5% to $318 million from $302 million at January 1, 2022.”

“In early April, we completed our final shift at the Phoenix Facility and commenced decommissioning activities,” said Jeffrey Calkins, COO and co-interim CEO. “While this closure temporarily impacted labor capacity in April as a result of hiring challenges in Savannah, we are actively focused on increasing staff levels at Savannah and Calgary required to expand aluminum manufacturing at those facilities to support the activity levels that we are seeing build and to meet our delivery timeline commitments.”

“We expected high cash usage in the first quarter,” added Mr. Krause, “driven by the slow start to the quarter which resulted in working capital build combined with one-time restructuring costs and professional fees associated with the contested director elections. Full year revenue guidance is consistent with improvements in cash usage as 2022 progresses as a result of sequential improvements in revenues and a lower fixed cost base, approaching monthly cashflow breakeven in the third or fourth quarter of 2022.”

Mr. Krause concluded, “As an organization, we are relieved to have the proxy fight behind us and enthusiastically welcome our new board of directors. It is with the unwavering belief in the opportunity for DIRTT, in our employees who have repeatedly demonstrated extraordinary resilience and loyalty for our company and in our partners with whom we are grateful to work with every day, that Jeff Calkins and I assumed the role of co-CEO during this interim period. We are also pleased to announce the appointment of Jeffrey Metcalf to interim CFO, effective May 9th, 2022, to enable me to better focus on my new responsibilities working alongside Jeff Calkins.”

Ken Sanders commented, “We have been humbled by the support from the employees and partners during the early stages of the transition to the new board of directors. The board of directors is grateful for the commitment and leadership of Geoff Krause and Jeff Calkins who stepped up to the role of co-interim CEO and, along with the rest of our very talented leadership team, are providing strategic insight and strong guidance for developing the path forward for the organization. The CEO search process has been immediately prioritized and we have picked up and accelerated the Company’s search process already underway. We anticipate being able to welcome a new CEO by mid-year.”

“In our early observations, we strongly believe that together with our leadership, our re-energized employees and our partners, we can unlock meaningful value for shareholders, customers and other stakeholders under the stewardship of the new board. We have confidence in the financial guidance provided previously by the organization and believe the second quarter revenue range between $43M - $47M and full year revenue range between $175M - $185M are achievable” Mr. Sanders continued. “On behalf of the board of directors, we are enthusiastically looking forward to leveraging our industry experience to be of service to DIRTT in promoting its growth and financial performance as a public company.”

First Quarter Financial Review

Revenues for the quarter ended March 31, 2022 were $38.3 million, an increase of $8.8 million or 30% from $29.5 million for the period ended March 31, 2021. While the resurgence of COVID-19 infections due to the Omicron variant at the beginning of the year temporarily sent many employees back to their home offices and delayed return dates, DIRTT and its partners experienced an uptick in planning activity and opportunities growth which began to translate into orders in March 2022.

Gross profit for the quarter ended March 31, 2022 was $3.3 million or 8.6% of revenue, a decrease of $0.1 million or 2% from $3.4 million or 11.4% of revenue for the quarter ended March 31, 2021. The decrease in gross profit margin largely reflects significant inflationary increases in the realized cost of materials, transportation and packaging partially offset by improved labor utilization and fixed cost leverage on higher revenues. Gross profit for the quarter ended March 31, 2022 also included $1.1 million of accelerated depreciation and amortization arising from a change in useful life of assets.

Adjusted Gross Profit and Adjusted Gross Profit Margin (see “Non-GAAP Financial Measures”) for the quarter ended March 31, 2022 was $6.8 million or 17.7%, respectively, a decrease from $7.2 million or 24.3%, respectively, for the quarter ended March 31, 2021, due to the reasons described above.

Sales and marketing expenses increased by $0.6 million to $7.2 million for the three months ended March 31, 2022 from $6.7 million for the three months ended March 31, 2021. The increases were largely related to an increase of $0.4 million in travel, meals and entertainment expenses as business activity has increased and restrictions on travel have eased, a $0.3 million increase in commissions due to higher sales volumes and increased facilities costs related to the Dallas DXC which opened in the third quarter of 2021, offset by a decrease in salaries and benefits costs.

General and administrative expenses increased $0.8 million to $8.0 million for the three months ended March 31, 2022 from $7.2 million for the three months ended March 31, 2021. The increase reflects $1.5 million of incremental professional fees associated with the contested director elections offset by a $0.7 million decrease in salaries and benefits costs.

Operations support expenses increased by $0.2 million from $2.3 million for the three months ended March 31, 2021 to $2.5 million for the three months ended March 31, 2022. The increase was due to lower costs capitalized to internal projects with the completion of the Rock Hill manufacturing facility and Dallas DXC.

Technology and development expenses increased by $0.2 million to $2.1 million for the three months ended March 31, 2022, compared to $1.9 million for the three months ended March 31, 2021, primarily related to a decrease in capitalized software development costs.

During the quarter we incurred $3.7 million in reorganization costs associated with salaried workforce reductions and initial costs associated with the closure of the Phoenix Facility. Overall one-time costs were initially estimated to be $5 million, we now anticipate a further $4.4 million of reorganization costs in the second quarter, as the Company incurred a $3.1 million charge for incremental insurance on change of control of the board on April 26, 2022.

Net loss for the three months ended March 31, 2022 was $23.0 million compared to $12.5 million for the three months ended March 31, 2021. The higher net loss is primarily the result of a $0.1 million decrease in gross profit, a $5.6 million increase in operating expenses including $3.7 million of reorganization expenses and $1.5 million of incremental professional fees as described previously, a $0.8 million increase in interest expense, a $0.6 million increase in foreign exchange loss and a $3.5 million decrease in government subsidies.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) for the quarter ended March 31, 2022 was a $12.0 million loss or (31.2)%, a decline of $0.6 million from a $11.4 million loss or (38.6)% for the quarter ended March 31, 2021 for the above noted reasons.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for Thursday, May 5th, 2022 at 8:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Ken Sanders, board chair, Geoff Krause, chief financial officer and interim co-chief executive officer, Jeff Calkins, chief operating officer and interim co-chief executive officer, and Kim MacEachern, director of investor relations.

The conference call will be broadcast live in listen-only mode available through the company website at dirtt.com/investors. Alternatively, click here to listen to the live webcast.

To join by telephone, dial +1-800-319-4610 (toll-free in North America) or +1-604-638-5340 (international). Please dial in a minimum of 15 minutes prior to the start time to ensure a timely connection to the call.

Investors are invited to submit questions to ir@dirtt.com before the call. Supplemental information slides will be available within the webcast and at dirtt.com/investors prior to the call start.

A replay of the webcast will be available online and on DIRTT’s website.

Statement of Operations

(Unaudited – Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2022	2021
Product revenue	37,451	28,542
Service revenue	835	923

Total revenue	38,286	29,465

Product cost of sales	34,607	23,551
Costs of under-utilized capacity	—	1,756
Service cost of sales	392	788

Total cost of sales	34,999	26,095

Gross profit	3,287	3,370

Expenses
Sales and marketing	7,228	6,670
General and administrative	7,993	7,241
Operations support	2,498	2,297

	For the Three Months Ended March 31,
	2022	2021
Technology and development	2,140	1,935
Stock-based compensation	1,302	1,094
Reorganization	3,692	—

Total operating expenses	24,853	19,237

Operating loss	(21,566)	(15,867)

Government subsidies	575	4,068
Foreign exchange loss	(732)	(180)
Interest income	11	19
Interest expense	(1,330)	(500)

	(1,476)	3,407

Loss before tax	(23,042)	(12,460)

Income taxes
Deferred tax expense	—	39

	—	39

Net loss	(23,042)	(12,499)

Loss per share
Basic and diluted loss per share	(0.27)	(0.15)

Weighted average number of shares outstanding (in thousands)
Basic and Diluted	85,451	84,681

Non-GAAP Financial Measures

Our condensed consolidated interim financial statements are prepared in accordance with GAAP. These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period over period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), the impact of under-utilized capacity on gross profit, tax consequences, reorganization expense and stock-based compensation. We remove the impact of all foreign exchange from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. We remove the impact of under-utilized capacity from gross profit, and fixed production overheads are allocated to inventory on the basis of normal capacity of the production facilities. In periods where production levels are abnormally low, unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA.

Government subsidies, depreciation and amortization, stock-based compensation expense, reorganization expenses and foreign exchange gains and losses and impairment expenses are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for costs of under-utilized capacity, depreciation, and amortization

Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue

EBITDA	Net income before interest, taxes, depreciation, and amortization

Adjusted EBITDA	EBITDA adjusted to remove foreign exchange gains or losses; impairment expenses; reorganization expenses; stock-based compensation expense; government subsidies; and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the three months ended March 31, 2022, and 2021 of EBITDA and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure for the periods presented:

(Unaudited Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2022	2021
	($ in thousands)
Net loss for the period	(23,042)	(12,499)
Add back (deduct):
Interest Expense	1,330	500
Interest Income	(11)	(19)
Income Tax Expense	—	39
Depreciation and Amortization	4,622	3,402

EBITDA	(17,101)	(8,577)
Foreign Exchange Losses	732	180
Stock-Based Compensation	1,302	1,094

	For the Three Months Ended March 31,
	2022	2021
	($ in thousands)
Government Subsidies	(575)	(4,068)
Reorganization Expense	3,692	—

Adjusted EBITDA	(11,950)	(11,371)

Net Loss Margin(1)	(60.2)%	(42.4)%

Adjusted EBITDA Margin	(31.2)%	(38.6)%

(1)	Net loss divided by revenue.

The following table presents a reconciliation for the three months ended March 31, 2022, and 2021 of Adjusted Gross Profit to our gross profit, which is the most directly comparable GAAP measure for the periods presented:

(Unaudited Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2022	2021
	($ in thousands)
Gross profit	3,287	3,370
Gross profit margin	8.6%	11.4%
Add: Depreciation and amortization expense	3,472	2,029
Add: Costs of under-utilized capacity	—	1,756

Adjusted Gross Profit	6,759	7,155

Adjusted Gross Profit Margin	17.7%	24.3%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to our expectations regarding second quarter 2022 and full year 2022 revenues; our beliefs about our twelve-month forward sales pipeline; our belief that the COVID pandemic is entering an endemic stage; our beliefs about future activity levels; our beliefs about the impact of future revenue on cash flow, and the timing thereof; and our beliefs about the timing of being able to hire a permanent CEO.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 23, 2022, and as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on May 4, 2022.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a global leader in industrialized construction. Its system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the commercial, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule and outcomes.

Headquartered in the US and Canada, DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com